Exhibit 10.29
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                        AMENDMENT II OF AGREEMENT OF SALE

This Amendment II of Agreement of Sale dated this 13th day of January, 2003 by
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and between Paragon Technologies, Inc. (hereinafter "Seller") and Triple Net
Investments XIII, L.P. (hereinafter "Buyer").



                                   WITNESSETH:



WHEREAS, Seller and Buyer entered into an Agreement of Sale on or about November 8, 2002; and

WHEREAS, the Agreement of Sale went into effect on November 8, 2002; and

WHEREAS, the Agreement of Sale was amended by Amendment I of Agreement of Sale dated on or about January 3, 2003;

WHEREAS, the Seller and Buyer wish to amend the Agreement of Sale for a second time.

NOW, THEREFORE, in consideration of the premises, and the mutual undertakings of the parties set forth herein, and with the intention of being bound hereby, the parties agree as follows:

    1.     Section 7: The time period for the Buyer to conduct its due diligence
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           investigations shall be increased from sixty-seven (67) days to one hundred four (104) days ("Extended Due Diligence Period") thereby making the final day of the due diligence period February 20, 2003. Notwithstanding the foregoing, after January 17, 2003, Buyer shall only be permitted to terminate the Agreement of Sale, as amended, and receive the Deposit back, if it fails to obtain zoning approval from Forks Township for its intended use of the Property in accordance with the plan dated November 21, 2002, prepared by Pany and Lentz
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           Engineering submitted to the Township.

    2.     Section 3: Settlement shall occur on or before February 21, 2003.
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    3.     No Other Modifications. Except as herein modified, the Agreement of
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           Sale remains unmodified and in full force and effect. To the extent that there are any conflicts between the Agreement of Sale, Amendment I and this Amendment II this Amendment II shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed on the day and year first written.

SELLER:                                  BUYER:

PARAGON TECHNOLOGIES, INC.               TRIPLE NET INVESTMENTS XIII, L.P.



By:      /s/ William R. Johnson          By:       /s/ James G. Petrucci
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Name:    /s/ William R. Johnson          Name:     /s/ James G. Petrucci
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Title:   /s/ CEO                         Title:    /s/ Op. Manager of The
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                                                        General Partner
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Witness: /s/ Ronald J. Semanick          Witness:  /s/ Gregory T. Rogerson
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